CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Mobile Design Concepts, Inc., of our report dated May 30, 2000, relating to the April 30, 2000 financial statements of Mobile Design Concepts, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah
November 27, 2000